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SCHEDULE 14A

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Set forth below is the transcript of an interview of the Chief Executive Officer of Flex Ltd. took place on September 15, 2026, regarding the planned spin-off of its Cloud and Power Infrastructure segment:

CNBC Squawk Box — Revathi Advaithi / Axiom

CNBC:

Manufacturing company Flex announcing earlier this year its intention to split into two publicly traded companies, with a new SpinCo focused on cloud and power infrastructure.

Flex CEO Revathi Advaithi joins us right now. She is going to be the CEO of the SpinCo, which we now know the name is Axiom. That will begin in early 2027.

Revathi, thank you for coming in this morning. You sat down with us in May to describe the spin that you’re doing, why you’re doing some of these things. But obviously this is an area where things are moving really rapidly and changing very quickly.

That’s what the market was about yesterday — all these questions about that.

Revathi Advaithi, CEO of Flex (“Revathi”):

Interesting day to talk about, huh? CNBC:

So why don’t you describe how things are going as you get closer to the spin, what you see happening just on the horizon with everything with the business now?

Revathi:

So Axiom, as we have named it today, Becky, is building exactly what we’re all talking about. It’s an AI infrastructure company building power, compute and cooling all the way from data centers to utilities, right?

So we’re in the middle of this infrastructure buildout that is in the news, and so much conversation is happening about it.

I will tell you we’re behind on infrastructure in every way.

CNBC:

As a country, you mean?

Revathi:

Across the country, mainly talking about the U.S. at this point in time, particularly around the power sector.

If you think about electrical infrastructure and how far behind we are, not only for what data center needs, but how far behind the power grid is, which is right in the middle of what Axiom is all about.

And so if you think about the next 10 years, by 2035, data centers are going to be using 20% of what’s available from the grid, which is a significant amount of power.

So our focus around Axiom is not just deploying power infrastructure, but how can you do it in the most efficient way possible so that by the time you get to the next 10 years, you have an efficient power infrastructure buildout.

Because we know that the grid is behind today.

And that is the core focus of what this whole company is all about, is deploying efficient power globally.

And, you know, doing it at a time like this, when I’ve spent so many years in the energy infrastructure, for me is very appealing because electrical infrastructure in this country and across the world hasn’t changed in the last two or three decades.

The same technology that we used several years ago — decades ago — is still getting deployed.

So I’m excited about new technology, more efficient technology.

You know, we’ve talked about 70% growth this year, 80% growth next year.

CNBC:

Is this for—70 to 80% growth is for Flex or that—?

Revathi:

It’s for Axiom.

For SpinCo, we’re booked out for the next few years. In terms of how far we can see, we’re capacity constrained in every way because we know compute infrastructure is not enough, and so we’re in the middle of that buildout. That’s what this company is all about.

CNBC:

So when you hear the pushback on data centers that seems to be building — it’s happening very rapidly, and we’ve been discussing this morning it’s now becoming a political talking point. What’s your take on it?

Revathi:

Yeah. So I understand the pushback from the standpoint that the grid is not ready for what we’re trying to build out.

People are seeing their utility bills go up. They don’t fully understand the impact on these communities that we’re building data centers on.

So we definitely have to go through an educational process of what do data centers actually do? How do they impact the community? Can we get ahead so we’re not affecting people’s lives in terms of utility bills and things like that?

So we have to go through a process in terms of educating communities that we’re building these data centers out.

And I totally understand that, but we’re also — the country is in the middle of innovation like we’ve never seen before. So the idea that you could get left behind if you don’t build out that infrastructure is also equally scary, I think.

So I believe it’s a huge education process that we have to go through in the communities we’re in to make sure people understand what happens if you don’t have energy infrastructure.

How far does the country get left behind? Is that the place we want to be?

Whether it’s on healthcare innovation or any other innovation that we depend on, these data centers and the compute infrastructure that we need, it all is linked together.

And so my belief is it’s a huge education process we have to go through. We have to make sure the communities we live in understand the impact of falling behind on this, which I think is very critical in this conversation.

CNBC:

Are you scared that AI is going to upend humanity?

Revathi:

No, not at all. Because I mean –

CNBC:

Why do you think that these— why do you think the people who are making these models are saying that then?

Revathi:

I think, you know, every time there’s been significant change in technology, you’ve seen the conversation around how do you safely deploy it, what should be the regulatory framework.

Of course, this is like none other. So the conversation is the right one to have to some extent.

It is great that companies who are deploying this are having the conversation of, let’s talk about the regulatory framework.

But Andrew, I look at this in terms of: think about healthcare. Think about how significantly this can change diseases that happen around this world. I believe those are game-changing for humanity.

CNBC:

But I’m asking why do you think — why do you think that people like Elon and Dario and Sam are saying we should slow down?

Revathi:

I think they’re asking all the right questions, which is, hey, let’s not move too fast if we don’t have the safety features around it.

So I would say let’s put it back on them, work together and deploy the safety features required, push on the regulatory framework that’s required in building this out. I think those are the right conversations to have.

CNBC:

But do you think those things can be done? I mean, part of what I think Dario’s asking and saying is the only way this works is if everybody’s doing it. If one of them slows down or puts guardrails on and the other doesn’t, it doesn’t matter.

And so the question is, you know, from a regulatory perspective, typically if Coke and Pepsi were going to get in a room together and start talking about the secret ingredients in their soda, that would be considered collusion. Today, technically, Dario and Elon and Sam can’t get in a room together and talk about these things.

Should they be allowed to? That’s part of what this conversation is about.

Revathi

Totally right. But we don’t have to have an all or nothing approach, right? So let’s move it forward in terms of the players who can get together and work on the right framework and let’s move it forward. It may not be everything that we need, but that would be the right direction.

So I’m not a believer that it’s black and white, right? We’re having the conversation about can they put their own regulatory framework in place? Can they put their own safety requirements in place? That’s the first step.

Andrew Ross Sorkin

It’s just so interesting that the hardware guys, the data center guys are like, we’re all in, stop worrying about this. And the people who are making the software are like, this is a problem. And there’s something very weird about that.

Revathi

Andrew, it takes 10, 15 years to build out energy infrastructure, right? That’s why we are so far behind. So what I’m focused on is it, doesn’t matter how fast we deploy this or even if we slow down, we are behind on the energy infrastructure.

So if you’re going to wait another decade to do this, you don’t want American exceptionalism to fall behind because you don’t have the grid ready to deploy the energy infrastructure. That’s what I’m worried about.

Joe Kernen

So, Spinco—you needed a name. How long did—well, I know you got that. And I said, I can’t believe that was available. How long did it take? Were you part of the selection process? Because it’s a very popular word, because it has a strong connotation, apparently—fundamental truth, foundational principles. There are some other Axioms. There’s an Axiom Space and an Axiom Legal. It’s a popular name.

Revathi

Yeah, there’s no public companies with the name.

Joe Kernen

No public. So you looked at—how long did it take to find it?

Revathi

I mean, not that long. We looked at a whole bunch of names. I love that we—

Joe Kernen

We just did it with Versant. So I was just wondering—so Axiom was available. That’s a pretty darn good name to just be sitting out there. No one—congratulations. How much did it cost to figure it out?

Revathi

Don’t know, not a whole lot.

Joe Kernen

Not a whole lot. I like it.

Becky Quick

Let me ask you about demand for power centers right now. You said you’ve got 70 to 80%—you’re not going to be able to—increases—you’re not going to be able to meet demand. Are there any kind of slowdowns anywhere either with the data center pushback or with higher interest rates? Has that slowed the project path—kind of the guide path that we’re on with all these things we’re watching every day?

Revathi:

What we can see in the next three-year window, Becky, the only thing slowing us down is availability of labor and kind of contracting and permitting processes. Those are the big things that are slowing deployment down. We don’t see,

And then of course the availability of material—you’re hearing more about shortages and things like that, which is all related to kind of the demand–supply equation. Outside of that we’re not seeing any demand slowdown. We’re in the middle of kind of a three to five year planning cycle.

And so we’re booked out for the next few years in terms of what we can see, and that’s in compute and in power—two of the most significant parts of this deployment. So availability of—if you look at people’s balance sheets and availability of money, it’s a place that people understand long term has the right benefits and the right return.

So we’re not seeing that. We just announced a $4.4 billion acquisition of another power company. You know, we’re going to fund that through debt and equity. We have no concerns in terms of our ability to fund that. So we’re not seeing any concerns around that. I would say it’s labor availability and permitting. Those are the only things we’re focusing on.

Becky Quick

Is the political thing playing into this though? Is that why you, Jensen and others are speaking out so strongly about this—that you don’t want this to rise up and be another hurdle that you have to overcome?

Revathi:

Absolutely.

Because, you know, what I just said, which is the slowing down of the infrastructure deployment can have long-term consequences.

And you don’t want to wake up in five years and realize this is what held America behind, right? So that’s not a place we want to be.

And it takes a while to deploy power infrastructure. People suddenly wake up today and they know what a transformer is all about and understand that it takes a while to deploy these things.

And if you slow down today, you don’t want to, like, say in five years, “Oh my gosh, we don’t have enough energy to do, you know, our AI innovation.” That’s not where the country wants to be in.

So I think that’s why we’re all speaking up, saying that this deployment needs to continue.

CNBC: Revathi Advaithi is the CEO of Flex. She’s going to be the CEO of Axiom when it spins off early next year. We appreciate your time.

Revathi: Thank you. Thank you so much for having me.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned spin-off of our cloud and power infrastructure business into an independent, publicly traded company; the expected timing of the spin-off and the ability to complete the spin-off; the anticipated benefits of the spin-off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the spin-off for U.S. federal income tax purposes; the expected future performance of each company following completion of the spin-off; management changes and leadership of each company; and statements about business strategies, growth opportunities, market position, and financial outlook for each company. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed spin-off include, but are not limited to: uncertainties as to whether the spin-off will be completed and the timing thereof; the possibility that various conditions to the completion of the spin-off may not be satisfied or waived; the possibility that the spin-off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the spin-off may be more difficult, time-consuming, or costly than expected, including the impact on Flex Ltd.’s (“Flex”) resources, systems, procedures, and controls; the possibility that the strategic, operational, and financial benefits of the spin-off may not be achieved or may take longer to achieve than expected; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the spin-off; disruption from the spin-off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the spin-off; uncertainty regarding the financial performance of either company following the spin-off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed spin-off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the spin-off proposal. In addition, a registration statement on Form 10 (the “Form 10”) has been filed with the SEC by Axiom Solutions International, Inc. (“Spinco”) with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or Spinco. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and Spinco with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.

Participants in the Solicitation

Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed spin-off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual general meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual general meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed spin-off. You may obtain free copies of these documents using the sources indicated above.